Exhibit 99.1

Form of Revocable Proxy

SAPELO BANCSHARES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 12, 2006

The undersigned hereby appoints John R. Hollington, Jr. and Robert L. Ginn, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Sapelo Bancshares, Inc. (“Sapelo”), which the undersigned is entitled to vote at the Special Meeting of Shareholders of Sapelo, to be held at the main office of Sapelo National Bank located at 1200 Northway Street, Darien, Georgia on Tuesday, December 12, 2006, at 5:30 p.m., local time, and at any adjournments thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL BELOW.

Proposal: To vote on the approval of the Amended and Restated Agreement and Plan of Reorganization, dated as of September 27, 2006, by and among Sapelo, Sapelo National Bank, Atlantic Southern Financial Group, Inc., and Atlantic Southern Bank, as set forth in Appendix A to the Proxy Statement furnished to shareholders by Sapelo in connection with the Special Meeting and the implementation of all Mergers and related transactions contemplated by the Amended and Restated Agreement and Plan of Reorganization.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED “FOR” THE APPROVAL OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION. If any other business as to which Sapelo does not have reasonable prior notice is presented to a vote of the shareholders at the Special Meeting, the undersigned hereby grants the proxies discretionary authority to vote this proxy in accordance with their best judgment. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Special Meeting.

If the undersigned elects to withdraw this proxy on or before the time of the Special Meeting or any adjournments of the Special Meeting and notifies the Secretary of Sapelo at or prior to the Special Meeting of the decision of the undersigned to withdraw this proxy, then the power of the proxies shall be terminated and of no further force and effect. If the undersigned withdraws this proxy in the manner described above and prior to the Special Meeting does not submit a duly executed and subsequently dated proxy card to Sapelo, the undersigned may vote in person at the Special Meeting all shares of Common Stock of Sapelo owned by the undersigned as of the record date for the Special Meeting.

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

, 2006
Date

Signature

Signature, if shares held jointly